Exhibit 99.1

FOR RELEASE AT 3:00 PM CST

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS FISCAL SECOND QUARTER RESULTS

Milwaukee, Wisconsin – January 27, 2011 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal second quarter ended December 26, 2010.

Net sales for the Company’s second quarter ended December 26, 2010 were $61.2 million, compared to net sales of $52.5 million for the second quarter ended December 27, 2009.  Net income for the period was $1.2 million, compared to net income of $844,000 in the prior year quarter.  Diluted earnings per share for the period were $.37 compared to diluted earnings per share of $.26 during the prior year quarter. The higher sales and profitability for the quarter were primarily the result of increased customer production volumes.

For the six months ended December 26, 2010, net sales were $121.1 million compared to net sales of $93.7 million during the prior year period.  Net income during the current year period was $2.7 million compared to net income of $1.8 million during the prior year period and diluted earnings per share were $.80 compared to diluted earnings per share of $.55.

Sales to STRATTEC’s largest customers overall increased in the current quarter compared to the prior year quarter levels.  Sales to Chrysler Group LLC were $17.6 million in the current quarter compared to $16.5 million in the prior year quarter.  Sales to General Motors Company were $16.3 million compared to $12.3 million.  Sales to Ford Motor Company were $6.1 million compared to $5.2 million.  However sales to Hyundai/Kia decreased to $3.4 million compared to $4.3 million in the prior year quarter.

Gross profit margins were 16.3 percent in the current quarter compared to 14.6 percent in the prior year quarter.   The higher gross profit margin in the current year quarter was primarily the result of favorable customer vehicle production volumes, offset by an unfavorable Mexico Peso to U.S. dollar exchange rate affecting the Company’s operations in Mexico.   The prior year quarter included a significant amount of premium freight costs and overtime incurred during the months of October and November 2009 to meet significantly increased production requirements from the Company’s largest customers as they rebuilt retail inventories following the U.S. Government’s “Cash for Clunkers” program that ended in August 2009.

Operating expenses were $8.3 million in the current quarter, compared to $7.5 million in the prior year quarter.  The increase in operating expenses during the current quarter was primarily attributed to higher spending for new product development.  Additionally, expenses in the prior year period were lower due to temporary actions implemented with respect to the U.S. salaried work force to help conserve cash during the recession.  These actions included reductions in wages and the Company 401(k) match.

Included in the prior year quarter results were the following non-recurring items:

●	A $505,000 curtailment loss to immediately recognize the prior service cost associated with freezing STRATTEC’s defined benefit retirement plan effective December 31, 2009;

●	A $223,000 impairment charge to write off the goodwill recorded as part of the acquisition of STRATTEC POWER ACCESS in November 2008;

●	A $1,125,000 favorable adjustment to an environmental reserve resulting from a re-evaluation of the potential remaining cost to satisfy outstanding environmental remediation issues at the Milwaukee production facility dating back to 1985; and

●	A $201,000 recovery of the allowance for doubtful accounts recorded in the third quarter of fiscal 2009, relating to Chrysler LLC’s bankruptcy filing on April 30, 2009.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through the VAST Alliance in which STRATTEC participates with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	December 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009

Net Sales	$61,212	$52,540	$121,061	$93,721

Cost of Goods Sold	51,239	44,887	100,935	79,270

Gross Profit	9,973	7,653	20,126	14,451

Engineering, Selling & Administrative Expenses	8,318	7,455	16,483	13,654

Impairment Charge	-	223	-	223

Environmental	-	(1,125)	-	(1,125)

Recovery of Bad Debts	-	(201)	-	(421)

Income from Operations	1,655	1,301	3,643	2,120

Interest Income	25	19	48	42

Interest Expense	(45)	(59)	(96)	(115)

Other Income, Net	438	306	1,059	790

	2,073	1,567	4,654	2,837

Provision for Income Taxes	331	721	1,132	1,062

Net Income	1,742	846	3,522	1,775

Net Income Attributable to Non-Controlling Interest	(495)	(2)	(857)	12

Net Income Attributable to STRATTEC SECURITY CORPORATION	$1,247	$844	$2,665	$1,787

Earnings Per Share:
Basic	$0.38	$0.26	$0.81	$0.55
Diluted	$0.37	$0.26	$0.80	$0.55

Average Basic Shares Outstanding	3,286	3,272	3,283	3,269

Average Diluted Shares Outstanding	3,329	3,272	3,314	3,271

Other
Capital Expenditures	$1,706	$1,342	$3,482	$3,104
Depreciation & Amortization	$1,589	$1,827	$3,227	$3,578

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	December 26, 2010	June 27, 2010
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$17,811	$21,867
Restricted Cash (A)	-	2,100
Receivables, Net	33,397	36,084
Inventories	22,415	17,086
Other Current Assets	14,798	12,871
Total Current Assets	88,421	90,008
Deferred Income Taxes	10,534	10,534
Loan to Joint Venture	1,500	1,500
Investment in Joint Venture	6,302	5,176
Other Long Term Assets	684	733
Property, Plant and Equipment, Net	37,539	37,051
	$144,980	$145,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$23,082	$21,192
Other	22,858	25,038
Total Current Liabilities	45,940	46,230
Borrowings Under Line of Credit Facility	-	-
Accrued Pension and Post Retirement Obligations	22,868	22,982
Shareholders’ Equity	241,115	242,115
Accumulated Other Comprehensive Loss	(31,421)	(31,941)
Less: Treasury Stock	(136,029)	(136,047)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	73,665	74,127
Non-Controlling Interest	2,507	1,663
Total Shareholders’ Equity	76,172	75,790
	$144,980	$145,002

NOTE A:
Represents a commercial guarantee by STRATTEC SECURITY CORPORATION relating to a promissory note issued by Vehicle Access Systems Technology, LLC (VAST, LLC).  This guarantee was canceled in October 2010.

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	December 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009

Cash Flows from Operating Activities:
Net Income	$1,742	$846	$3,522	$1,775
Adjustment to Reconcile Net Income to
Cash Provided by Operating Activities:
Equity Earnings in VAST LLC Joint Venture	(381)	(383)	(803)	(479)
Depreciation and Amortization	1,589	1,827	3,227	3,578
Foreign Currency Transaction Loss	160	222	190	157
Stock Based Compensation Expense	156	98	298	204
Recovery of Doubtful Accounts	-	(201)	-	(421)
Deferred Tax Provision	-	3,258	-	3,258
Curtailment Loss	-	505	-	505
Impairment Charge	-	223	-	223
Environmental	-	(1,125)	-	(1,125)
Change in Operating Assets/Liabilities	1,256	(289)	(4,197)	(1,540)
Other, net	11	(10)	17	22

Net Cash Provided by Operating Activities	4,533	4,971	2,254	6,157

Cash Flows from Investing Activities:
Investment in Joint Ventures	(150)	(100)	(150)	(100)
Loan to Joint Venture	-	(1,500)	-	(1,500)
Restricted Cash	2,100	(2,100)	2,100	(2,100)
Purchase of Additional Interest in ADAC-STRATTEC LLC	-	-	(22)	-
Additions to Property, Plant and Equipment	(1,706)	(1,342)	(3,482)	(3,104)
Proceeds from Sale of Property, Plant and Equipment	-	10	-	10
Net Cash Provided by (Used in) Investing Activities	244	(5,032)	(1,554)	(6,794)

Cash Flow from Financing Activities:
Dividends Paid	(3,989)	-	(3,989)	-
Repayment of Loan to Related Parties	(250)	-	(750)	-
Exercise of Stock Options and
Employee Stock Purchases	15	12	28	23

Net Cash Provided by (Used in) Financing Activities	(4,224)	12	(4,711)	23

Effect of Foreign Currency Fluctuations on Cash	(64)	(165)	(45)	(134)

Net Increase (Decrease) in Cash & Cash Equivalents	489	(214)	(4,056)	(748)

Cash and Cash Equivalents:
Beginning of Period	17,322	22,230	21,867	22,764
End of Period	$17,811	$22,016	$17,811	$22,016